Exhibit 3.1

Articles of Incorporation

DEAN  HELLER

SECRETARY  OF  STATE

206  NORTH  CARSON  STREET

CARSON  CITY,  NEVADA  89701-4299

(775)  684-5708

WEBSITE:  SECRETARYOFSTATE.BIZ

ARTICLES   OF  INCORPORATION

(PURSUANT  TO  NRS  78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1.  Name of

Corporation:

Securitas Edgar Filings, Inc.

2.  Resident Agent

Acorn Corporate Services, Inc.

Name and Street Name

Address:

225 McLeod Dr., Suite 110, Las Vegas Nevada 89121

(must be a

Nevada address

___________________________________________________

where process

Optional Mailing Address, City, State, Zip Code

may be served)

3.  Shares:

Number of Shares

(number of shares

With par value:

Corporation

50,000,000    Par Value:  .001  Without par value:  0

authorized

to issue)

4.  Names &

Kwajo Sarfoh

Addresses

Name

Of Board of

Directors/Trustees

250 West 57 Street, Suite 917, NY, NY  10107

__________________________________________________

Street Address              City, State, Zip Code

5.  Purpose:

The purpose of this corporation shall be:

(optional-see

 instructions)

SEC EDGAR Filings.

6.  Names, Address

Kwajo Sarfoh

/s/ Kwajo Sarfoh

And Signature of

Name

Signature

Incorporator.

(attach additional

250 West 57th Street, Suite 917, New York NY 10107

Page if there is more

_______________________________________________________

than 1 incorporator)

Street Address              City, State, Zip Code

7.  Certificate of

I hereby accept appointment

Acceptance of

as Resident Agent for the above named Corporation.

Appointment of

Resident Agent:

/s/ Dorothy Burlow VP                  11/17/06

Authorized Signature of R.A.

on Behalf of R. A.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles.2003

Revised on: 10/04/05